Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
American Energy Services, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 27, 2001 related to the financial statements of American Energy Services, Inc. as of February 28, 2001, and for the years ended February 28, 2001 and February 29, 2000, which report appears in the Annual Report on Form 10KSB for the year ended February 28, 2001, as previously filed by American Energy Services, Inc.



/s/ SIMONTON, KUTAC & Barnidge, L.L.P.
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Simonton, Kutac & Barnidge, L.L.P.


Houston, Texas
May 24, 2002